LOCK-UP AGREEMENT

This lock-up agreement (the “Agreement”), dated as of February 8, 2017, is by and between BTCS Inc., a Nevada corporation (the “Company”) and those certain investors (the “Holders”) who both participated in the Company’s January 19, 2015 financing (the “January 2015 Financing”) and are signatories to that certain exchange agreement, dated as of February 8, 2017 (the “Exchange Agreement”), pursuant to which the Holders exchanged securities owed under a favored nations provision for shares of Series B Convertible Preferred Stock (the “Preferred Stock”), convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

1.       Lockup. The undersigned, agrees, for the benefit of the Company and for good and valuable consideration, the receipt of which is hereby acknowledged, that, during the period beginning on the date hereof and ending on May 19, 2017 (the “Lockup Period”), the undersigned will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any Common Stock underlying the Preferred Stock, beneficially owned, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the undersigned or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock underlying the Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Preferred Stock (each of the foregoing, a “Prohibited Sale”). For avoidance of doubt, this Agreement shall only apply to the Common Stock underlying the Preferred Stock issued in connection with the Exchange Agreement.

2.        Permitted Transfers. Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Shares: (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that prior to such transfer a duly authorized officer, representative or trustee of such organization agrees in writing to be bound by the restrictions set forth herein or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Shares subject to the provisions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of this Agreement for the balance of the Lockup Period.

3.       Lockup Legend. Any Shares of the undersigned shall contain a restrictive “lock-up” legend governed by the terms of this Agreement.

4.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the New York.

5.       Miscellaneous. This Agreement will become a binding agreement among the undersigned as of the date hereof. This Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Company and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period. This Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument. Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart. This Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

Very truly yours,

Name:

Accepted and Agreed to:

BTCS Inc

By:
Name:
Title: